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                                                                  EXHIBIT 3.4(i)


                            ARTICLES OF INCORPORATION

                                       OF

                              CWC ACQUISITION CORP.

                                        I

         The name of this corporation is CWC Acquisition Corp.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         The name and address in this state of this corporation's initial agent for service of process is:

                           Mark Snell
                           c/o Dames & Moore, Inc.
                           911 Wilshire Boulevard, Suite 700
                           Los Angeles, California 90017

                                       IV

         This corporation is authorized to issue only one class of shares of stock, which shall be Common Stock. The total number of shares of Common Stock which this corporation is authorized to issue is One Thousand (1,000).

                                        V

         This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only in the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to die corporation and its shareholders.


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                                       VI

         The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Date: March 20, 1997

                                    /s/ VICTORIA C. PHELPS
                                    -------------------------------------------
                                    Victoria C. Phelps, Incorporator


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                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                             CWC ACQUISITION CORP.


         The undersigned certify that:

         1. They are the President and the Assistant Secretary, respectively, of CWC Acquisition Corp., a California corporation.

         2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

         "The name of this corporation is Cleveland Wrecking Company."

         3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.


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         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: November 18, 1997

                                             /s/ MARK A. SNELL
                                             -----------------------------------
                                              Mark A. Snell, President

                                             /s/ GEORGE W. LONG
                                             -----------------------------------
                                             George W. Long, Assistant Secretary